Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Ebang Intenational Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value HK$0.03 per share, to be issued under Ebang International Holdings Inc. 2021 Share Incentive Plan (1)	Rule 457(c) and Rule 457(h)	333,333	$5.725(2)	$1,908,331.42(1)(2)	0.0001102	$210.30
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-		-		-	-	-	-
	Total Offering Amounts					$1,908,331.42		$210.30	(2)
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$210.30	(2)

(1)	Represents Class A ordinary shares, par value HK$0.03 per share (the “Class A Ordinary Shares”) of Ebang International Holdings Inc. (the “Company” or the “Registrant”) reserved for issuance pursuant to the Company’s 2021 Share Incentive Plan (the “2021 Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover an indeterminate number of plan interests to be offered or sold pursuant to the 2021 Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Class A Ordinary Shares that become issuable under the 2021 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Class A Ordinary Shares.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the applicable registration fee. The proposed maximum offering price per Class A Ordinary Share represents the average of the high and low prices of the Class A Ordinary Shares as reported on the Nasdaq Global Select Market on April 24, 2023.